Exhibit 23.3

Consent of Independent Petroleum Engineers and Geologists

We consent to the incorporation by reference in the Registration Statements (No. 333-133431, No. 333-141862, No. 333-145339 and No. 333-151352 ) on Form S-3 of Goodrich Petroleum Corporation of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part II, Item 8 Financial Statements and Supplementary Data - Note 15 “Oil and Natural Gas Reserves” caption in Goodrich Petroleum Corporation’s Form 8-K dated September 16, 2009.

Netherland Sewell & Associates, Inc.

/s/ J. Carter Henson, Jr.
Senior Vice President

Houston, Texas

September 16, 2009